Exhibit 10.5
Execution Version
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.
FIRST AMENDMENT TO AGREEMENT FOR THE PROVISION OF A LOAN FACILITY
    This FIRST AMENDMENT TO AGREEMENT FOR THE PROVISION OF A LOAN FACILITY, dated as of July 10, 2024 (this “Amendment”), is entered into between AKEBIA THERAPEUTICS, INC., a Delaware corporation (the “Borrower”) and KREOS CAPITAL VII (UK) LIMITED (the “Lender”).
    WHEREAS the Borrower and the Lender are parties to an Agreement for the Provisions of a Loan Facility, dated as of January 29, 2024 (as amended, restated, supplemented or modified and in effect immediately prior to the First Amendment Effective Date (as defined below), the “Existing Loan Agreement” and, the Existing Loan Agreement as modified by this Amendment, the “Loan Agreement”);
    WHEREAS the Borrower and the Lenders wish to amend the Existing Loan Agreement in certain respects as set forth herein;
    NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:
    Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Loan Agreement are used herein as defined therein.
    Section 2. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, but effective as of the date hereof:
(a)The following definitions are hereby added to Section 1 of the Existing Loan Agreement in appropriate alphabetical positions, in each case, to read as follows:
“Major Default” means [**];

“True-Up Conditions” means, with respect to any True-Up Payment, a set of conditions that is satisfied so long as (i) the Borrowers are in compliance with the financial covenant set forth in Clause 8.3.1(i) as of the most recently completed test period ending prior to the proposed date of such True-Up Payment for which financial statements have been delivered pursuant to Clause 8.1.9 and would be in compliance with such financial covenant after giving pro forma effect to such True-Up Payment as if such transaction had occurred as of the first day of such test period and (ii) no Major Default (unless such Major Default is solely as a result of failure to make such True-Up Payment in breach of Clause 9.1.6) shall have occurred and be continuing at the time of, or would immediately result from, the making of such True-Up Payment;

“True-Up Payment” means any Additional WCF Royalty Payment (as defined in the Vifor Settlement Agreement);

“Vifor Settlement Agreement” means that certain Termination and Settlement Agreement, dated as of July 10, 2024, by and between the Borrower Representative and Vifor (International) Ltd., as amended, restated, amended and restated, refinanced, replaced, extended or otherwise modified from time to time;”

(b)Section 8.2 of the Existing Loan Agreement is hereby amended by inserting the below as Section 8.2.16 immediately following Section 8.2.15:
“8.2.16 each Borrower shall not (and shall procure that each Group Company shall not) (a) exercise the Royalty Buy-Down Option (as defined in the Vifor Settlement Agreement) without the prior written consent of the Lender (not to be unreasonably withheld, delayed or denied), (b) make any True-Up Payment unless the True-Up Conditions are satisfied or (c) permit any waiver, supplement, modification, amendment, termination or release of the Vifor Settlement Agreement if such waiver, supplement, modification, amendment, termination or release would result in materially higher costs to the Borrower Representative or would materially adversely effect the Lender’s ability to realize upon the Collateral or the Lender’s priority of payment.”

(c)Section 8.2.13 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

8.2.13    notwithstanding anything in this Loan Agreement to the contrary, the Borrower Representative and its Subsidiaries are permitted to enter into, maintain and perform their respective obligations under, the following agreements: (i) the [**], (ii) the [**], (iii) any agreement providing for the sale, financing or other monetization on commercially reasonable terms of non-U.S. royalties or milestones from the Borrowers’ proprietary products, vadadustat and Auryxia®, (iv) any agreements providing for the sale, financing or other monetization on commercially reasonable terms of U.S. royalties from vadadustat, subject to (x) a cap of [**]% royalty on net sales and (y) $[**] of total payments under any such outstanding agreements under this clause (iv) (other than any deferred compensation, milestone payments or similar arrangements), (v) the [**] (clauses (i) through (v), together with all documents related thereto, collectively, the “Permitted Royalty Agreements”) and (vi) any Permitted License (together with the Permitted Royalty Agreements, collectively, “Permitted Agreements”);

    Section 3. Conditions Precedent. The amendments set forth in Section 2 shall become effective when the Lender shall have received counterparts of this Amendment executed by the Borrower Representative and the Lender (such date, the “First Amendment Effective Date”).
    Section 4. Miscellaneous.
(a) The Borrower agrees to reimburse the Lender, within [**] of the First Amendment Effective Date (accompanied by a reasonably detailed invoice), for all reasonable and documented out-of-pocket fees and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Lender in connection with the preparation, negotiation, execution, administration and delivery of this Amendment and the documents delivered in connection herewith.
(b) References in the Loan Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and references to the Loan Agreement in other Loan Documents shall in each case be deemed to be references to the Loan Agreement as amended hereby.
(c) This Amendment shall constitute a Loan Document for purposes of the Loan Agreement and the other Loan Documents, and except as specifically modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.
(d) The execution, delivery and performance of this Amendment shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the other Loan Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Loan Documents.
(e) This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
(f) Section 15.23 of the Existing Loan Agreement is incorporated herein mutatis mutandis.
(g)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto agrees and acknowledges that (i) the transaction consisting of this Amendment may be conducted by electronic means, (ii)

it is such party’s intent that, if such party signs this Amendment using an electronic signature, it is signing, adopting and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper and (iii) it is being provided with an electronic or paper copy of this Amendment in a usable format. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h)     This Amendment, the Loan Agreement and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

AKEBIA THERAPEUTICS, INC.

By: ___/s/ John P. Butler________________________
Name: John P. Butler
Title: President and CEO

LENDER:

KREOS CAPITAL VII (UK) LIMITED

By: __/s/ Aris Constantinides______________________
Name: Aris Constantinides
Title: Director

[Signature Page to First Amendment]